EXHIBIT 77-J



                    TEMPLETON GLOBAL GOVERNMENTS INCOME TRUST
                            SHARE REPURCHASE PROGRAM
                             FROM 9/1/00 TO 8/31/01

                                                                                           NET      DISCOUT
                                                                                CLOSING   ASSET      % OF
                                                                                MARKET   MARKET     MARKET
                                                                                VALUE    VALUE        TO
                                                                         COST   AS OF    AS OF        NET
                                    DATE                    TOTAL         PER   TRADE    TRADE       ASSET
                                 REPURCHASED     SHARES     COST         SHARE  DATE      DATE       VALUE
                               ----------------------------------------------------------------------------
Shares repurchased from
inception to 8/31/01/1/                         569,300   $3,595,103

Shares Repurchased during
the period:
                                11/03/00        120,000      669,876    $ 5.58  $5.50   $6.31        13%
                                11/06/00         41,700      231,956      5.56   5.69    6.30        10%
                                11/10/00        155,000      856,375      5.53   5.56    6.30        12%
                                11/13/00         58,000      327,201      5.64   5.63    6.30        11%
                                11/17/00         20,000      113,000      5.65   5.63    6.30        11%
                                11/20/00          5,800       32,770      5.65   5.63    6.30        11%
                                12/08/00         90,000      527,247      5.86   5.88    6.43         9%
                                12/11/00         80,000      472,000      5.90   5.75    6.41        10%
                                              ----------  -----------
Total shares repurchased
for current period:                             570,500    3,230,425
                                              ----------  -----------
Total shares repurchased
since inception:                              1,139,800   $6,825,528
                                             ===========  ===========



Percentage of shares repurchased since inception of the repurchase program: 5.0%


1. Inception date of repurchase plan is 2/21/1997.